UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2016

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 23, 2016, Bojangles’, Inc. (the “Company”) was notified that Robert Alderson, a member of the Company’s board of directors (the “Board”) and the Audit Committee of the Board (the “Audit Committee”), passed away. As a result of Mr. Alderson’s passing, the Audit Committee is currently comprised of only two independent directors.

On November 30, 2016, the Company received a letter from the NASDAQ Stock Market (“NASDAQ”) noting that the Company is no longer in compliance with NASDAQ Listing Rule 5605(c)(2)(A), which requires the Company to maintain an Audit Committee composed of at least three independent directors. The letter also noted, among other things, that, pursuant to NASDAQ Listing Rule 5605(c)(4), the Company is entitled to a cure period to regain compliance, which cure period will expire upon the earlier to occur of either the date of the Company’s next annual shareholders’ meeting or November 22, 2017.

The Board is actively seeking to recruit a director to fill the vacancies on the Board and the Audit Committee resulting from Mr. Alderson’s passing and expects to regain compliance with NASDAQ Listing Rule 5605(c)(2)(A) by or before the end of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bojangles’, Inc.

December 1, 2016	By:	/s/ Laura Roberts
Laura Roberts Vice President, General Counsel, Secretary and Compliance Officer